UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PROQR THERAPEUTICS B.V.*

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Darwinweg 24

233 CR Leiden

The Netherlands

+31 (0)85 4 89 49 32

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value €0.04 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-198151

Securities to be registered pursuant to Section 12(g) of the Act: None

*	We intend to convert the legal form of our company under Dutch law prior to the completion of our initial public offering from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and to change our name from ProQR Therapeutics B.V. to ProQR Therapeutics N.V.

Item 1.	Description of Registrant’s Securities to be Registered

ProQR Therapeutics B.V. (the “Registrant”), hereby incorporates by reference the description of its Ordinary Shares to be registered hereunder contained under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-198151), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2014, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 16, 2014	ProQR Therapeutics B.V.

	By:	/s/ Daniel de Boer
Daniel de Boer
Chief Executive Officer